ORGANIZATIONAL CHART


THE COMMERCE GROUP, INC.
A Massachusetts Corporation
BAY FINANCE COMPANY, INC.
A Massachusetts Corporation
A Wholly-Owned Subsidiary
COMMERCE HOLDINGS, INC.
A Massachusetts Corporation
A Wholly-Owned Insurance
Holding Company
CLARK-PROUT INSURANCE
AGENCY, INC.
A Massachusetts Corporation
A Wholly-Owned Subsidiary
THE COMMERCE INSURANCE
COMPANY
A Massachusetts Corporation
A Wholly-Owned Subsidiary
CITATION INSURANCE COMPANY
A Massachusetts Corporation
A Wholly-Owned Subsidiary
ACIC HOLDING CO., INC.
A Rhode Island Corporation
A 95% Owned Holding Company
AMERICAN COMMERCE
INSURANCE COMPANY
An Ohio Corporation
A Wholly Owned Subsidiary
COMMERCE WEST INSURANCE
COMPANY
A California Corporation
A Wholly Owned Subsidiary
SWICO ENTERPRISES, LTD.
A Delaware Corporation
A Wholly Owned Subsidiary
STATE-WIDE INSURANCE
COMPANY
A New York Corporation
A Wholly Owned Subsidiary